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                                                                    Exhibit 3.50

                                     BYLAWS

                                       OF

                  NORTHWEST EMERGENCY PHYSICIANS, INCORPORATED

                                    ARTICLE I

                                  SHAREHOLDERS

                  Section 1. Annual Meeting. The annual meeting of the shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such place, either within or without the State of Washington, on such date, and at such time, as the Board of Directors may by resolution provide, or if the Board of Directors fails to provide, then such meeting shall be held at the principal office of the Corporation at 10:00 a.m., on the fourth Friday of the fourth calendar month after the end of the Corporation's fiscal year, if not a legal holiday under the laws of the State of Washington, and if a legal holiday, on the next succeeding day.

                  Section 2. Special Meetings. Special meetings of the shareholders may be called by the Board of Directors, by the President, or by the Corporation upon the written request (which request shall set forth the purpose or purposes of the meeting) of the shareholders of record (see Section 6(b) of Article I of these Bylaws) of outstanding shares representing a least 25% of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting. In the event such meeting is called by the Board of Directors, such meeting may be held at such place, either within or without the State of Washington, as is stated in the call and notice thereof. If such Meeting is called at the request of shareholders as provided in this
Section 2, then such meeting shall be held at the principal office of the corporation.

                  Section 3. Notice of Meetings. A written or printed notice stating the place, day and hour of the meeting, and in case of a special meeting the purpose or purposes for which the meeting is called, shall be delivered or mailed by the Secretary of the Corporation to each holder of record of stock of the Corporation at the time entitled to vote, at his address as it appears upon the records of the corporation not, less 10 nor more than 60 days prior to such meeting. If the Secretary fails to give such notice within 20 days after the call of a meeting, the person calling or requesting such meeting, or any person designated by them may give such notice. Notice of such meeting may be waived in writing by any shareholder. Notice of any adjourned meeting of the shareholders shall not be required if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is, taken, unless the Board of Directors sets a new record date for such meeting in which case notice shall be given in the manner provided in this Section 3.

                  Section 4. Quorum and Shareholder Vote. A quorum for action on any subject matter at any annual or special meeting of exist when the holders of shares entitled to vote a majority of the votes entitled to be cast on such subject matter are represented in person or by proxy at such meeting. If a quorum is present, the affirmative vote of such number of shares as is required by the Washington Business Corporation Act (as in effect at the time the vote is taken), for approval of the subject matter being voted upon shall be the act of the shareholders, unless a greater vote is required
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by the Articles of Incorporation or these Bylaws. If a quorum is not present, a meeting of shareholders may be adjourned from time to time by the vote of shares having a majority of the votes of the shares represented at such meeting, until a quorum is present. When a quorum is present at the reconvening of any adjourned meeting, and if the requirements of Section 3 of this Article I have been observed, then any business may be transacted at such reconvened meeting in the same manner and to the same extent as it might have been transacted at the meeting as originally noticed.

                  Section 5. Proxies. A shareholder may vote either in person or by proxy duly executed in writing by the shareholder. Unless written notice to the contrary is delivered to the Corporation by the shareholder, a proxy for any meeting shall be valid for any reconvention of any adjourned meeting.

                  Section 6.  Fixing Record Date

                  (a) Except as provided in paragraph (b) of this Section 6, for the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors shall have the power to fix a date, not more than 70 days prior to the date on which the particular action requiring a determination of shareholders is to be taken, as the record date for any such determination of shareholders. A record date for the determination of shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof shall not be set less than 10 days prior to such meeting, provided that the record date for the determination of shareholders entitled to notice of or to vote at any special meeting of shareholders called by the Corporation at the request of holders of shares pursuant to Section 2 of
Article I hereof or any adjournment thereof shall be 20 days after the "Determination Date" (as defined in paragraph (b) of this Section 6), and provided further that such record date shall be 70 days prior to such special meeting. In any case where a record date is set, under any provision of this
Section 6, only shareholders of record on the said date shall be entitled to participate in the action for which the determination of shareholders of record is made, whether the action is payment of a dividend, allotment of any rights or any change or conversion or exchange of capital stock or other such action, and, if the record date is set for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, only such shareholders of record shall be entitled to such notice or vote, notwithstanding any transfer of any shares on the books of the Corporation after such record date.

                  (b) (i) In order that the Corporation may determine the shareholders entitled to request a special meeting of the shareholders or a special meeting in lieu of the annual meeting of the shareholders pursuant to
Section 2 of Article I hereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any shareholder of record seeking to have the shareholders request such a special meeting shall by written notice to the Secretary request the Board of Directors to fix a record date. The Board of Directors shall, within 10 business days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within


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10 business days after the date on which such a request is received, the record date for determining shareholders entitled to request such a special meeting shall be the first day on which a signed written request setting forth the request to fix a record date is delivered to the Corporation by delivery to its principal place of business, or any officer or agent of the Corporation having custody of the books in which proceedings of meetings of shareholders are recorded.

                  (ii) Every written request for special meeting shall bear the date of signature of each shareholder who signs the request and no such request shall be effective to request such a meeting unless, within 70 days after the record date established in accordance with paragraph (b)(i) of this Section, written requests signed by a sufficient number of record holders as of such record date to request a special meeting in accordance with Section 2 of Article I hereof are delivered to the Corporation in the manner prescribed in paragraph
(b)(i) of this Section.

                  (iii) In the event of the delivery, in the manner provided by this Section, to the Corporation of the requisite written request or requests for a special meeting and/or any related revocation or revocations, the Corporation shall engage nationally recognized independent inspectors of elections for the purpose of promptly performing a ministerial review of the validity of the requests and revocations. For the purpose of permitting a prompt ministerial review by the independent inspectors, no request by shareholders for a special meeting shall be effective until the earlier of (i) five business days following delivery to the Corporation of requests signed by the holders of record (on the record date established in paragraph (b)(i) of this Section) of the requisite minimum number of shares that would be necessary to request such a meeting under Section 2 of Article I hereof, or (ii) such date as the independent inspectors certify to the Corporation that the requests delivered to the Corporation in accordance with this Article represent at least the minimum number of shares that would be necessary to request such meeting (the earlier of such dates being herein referred to as the "Determination Date"). Nothing contained in this paragraph shall in any way be construed to suggest or imply that the Board of Directors or any shareholder shall not be entitled to contest the validity of any request or revocation thereof, whether during or after such five business day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto).

                  (iv) Unless the independent inspectors shall deliver, on or before the Determination Date, a certified report to the Corporation stating that the valid requests for a special meeting submitted pursuant to paragraph
(iii) above represent less than the requisite minimum number of shares that would be necessary to request a special meeting under Section 2 of Article I hereof, the Board of Directors shall, within five business days after the Determination Date, adopt a resolution calling a special meeting of the shareholders and fixing a record date for such meeting, in accordance with
Section 6(a) of Article I of these Bylaws.

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                                   ARTICLE II

                                    DIRECTORS

                  Section 1. Powers of Directors. The Board of Directors shall have the management of the business of the Corporation and, subject to any restrictions imposed by law, by the Articles of Incorporation, or by these Bylaws, may exercise all the powers of the Corporation.

                  Section 2. Number and Term of Directors. Except as provided in this Section 2, one (1) Director shall constitute the full Board. At any annual or special meeting the shareholders may, and at any meeting of directors, the directors (by a vote of not less than 51% of the directors then in office) may, fix a different number of Directors who shall constitute the full Board, but the full Board shall consist of not less than one (1) nor more than three (3) Directors.

                  Section 3. Meetings of the Directors. The Board of Directors shall meet each year immediately following the annual meeting of shareholders, and the Board may by resolution provide for the time and place of other regular meetings. Special meetings of the Directors may be called by the President or by any two of the Directors.

                  Section 4. Notice of Meetings. Notice of each meeting of the Directors will be given by the Secretary by mailing the same at least ten days before the meeting or by telephone, telegraph or cablegram or in person at least five days before the meeting, to each Director, except that no notice need be given of regular meetings fixed by the resolution of the Board or of the meeting of the Board held at the place of and immediately following the annual meeting of the shareholders. Any Director may waive notice, either before or after the meeting, and shall be deemed to give waived notice if he is present at the meeting.

                  Section 5. Action of Directors Without a Meeting. Any action required by law to be taken at a meeting of the Board of Directors, or any action which may be taken at a meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if written consent, setting forth the action so taken, shall be signed by all the Directors or all the members of the committee, as the case may be, and be filed with the minutes of the proceedings of the Board or the Committee. Such consent shall have the same force and effect as a unanimous vote of the Board or the Committee, as the case may be.

                  Section 6. Compensation. A fee and reimbursement for expenses for attendance at meetings of the Board of Directors or any committee thereof may be fixed by resolution of the Board of Directors.

                  Section 7. Removal. Any or all directors may be removed from office at any time with or without cause.

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                                   ARTICLE III

                                    OFFICERS

                  Section 1. Officers. The officers of the Corporation shall consist of a President, one or more Vice-Presidents, a Secretary and a Treasurer, and such other officers or assistant officers as may be elected by the Board of Directors. Any two offices may be held by the same person. The Board may designate a Vice-President as an Executive Vice-President and may designate the order in which the other Vice-Presidents may act.

                  Section 2. President. The President shall be the chief operating officer of the Corporation. He shall, under the direction of the chief executive officer, supervise the management of the day-to-day business of the Corporation. He shall have such further powers and duties as from time to time may be conferred on him by the Board of Directors and he shall preside at all Meetings of the shareholders and the Board of Directors.

                  Section 3. Vice-President. The Vice-President shall act in the case of the absence or disability of the President. If there is more than one Vice-President, such Vice-Presidents shall act in the order of precedence, as set out by the Board of Directors.

                  Section 4. Treasurer. The Treasurer shall be responsible for the maintenance of proper financial books and records of the Corporation.

                  Section 5. Secretary. The Secretary shall keep the minutes of the meetings of the shareholders and the Directors and shall have custody of and attest the seal of the corporation.

                  Section 6. Other Duties and Authorities. Each officer, employee and agent shall have such other duties and authorities as may be conferred on them by the Board of Directors.

                  Section 7. Removal. Any officer may be removed at any time by the Board of Directors. A contract of employment for a definite term shall not prevent the removal of any officer, but this provision shall not prevent the making of a contract of employment with any officer and shall have no affect upon any cause of action which any officer may have as a result of removal in breach of a contract of employment.

                                   ARTICLE IV
                        DEPOSITORIES, SIGNATURE AND SEAL

                  Section 1. Depositories. All funds of the Corporation shall be deposited in the name of the Corporation in such depository or depositories as the Board may designate and shall be drawn out on checks, drafts or other orders signed by such officer, officers, agent or agents as the Board may from time to time authorize.

                  Section 2. Contracts. All contracts and other instruments shall be signed on behalf of the Corporation by the President or by such other officer, officers, agent or agents, as the Board from time to time may by resolution provide.

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                  Section 3. Seal. The corporation seal of the Corporation shall be as follows:

                  The seal may be manually affixed to any document or may be lithographed or otherwise printed on any document with the same force, and effect as if it had been affixed manually. The signature of the Secretary or Assistant Secretary shall attest the seal and may be a facsimile if and to the extent permitted by law.

                                    ARTICLE V
                                 STOCK TRANSFERS

                  Section 1. Form and Execution of Certificates. The certificates of shares of capital stock of the corporation shall be in such form as may be approved by the Board of Directors and shall be signed by the President or a Vice-President and by the Secretary or any Assistant Secretary or the Treasurer or any Assistant Treasurer, provided that any such certificate may be signed by the facsimile signature of either or both of such officers imprinted thereon if the same is countersigned by a transfer agent of the Corporation and provided further that certificates bearing the facsimile of the signature of such officers imprinted thereon shall be valid in all respects as if such person or persons were still in office, even though such officer or officers shall have died or otherwise ceased to be officers.

                  Section 2. Transfers of Shares. Shares of stock in the corporation shall be transferable only on the books of the Corporation by proper transfer signed by the holder of record thereof or by a person duly authorized to sign for such holder of record. The Corporation or its transfer agent or agents shall be authorized to refuse any transfer unless and until it is furnished such evidence as may reasonably require showing that the requested transfer is proper.

                  Section 3. Lost, Destroyed or Stolen Certificates. Where the holder of record of a share or shares of stock of the Corporation claims that the certificate representing said share has been lost, destroyed or wrongfully taken, the Board shall by resolution provide for the issuance of a certificate to replace the original if the holder of record so requests before the Corporation has notice that the certificate has been acquired by a bona fide purchaser, files with the Corporation a sufficient indemnity bond, and furnishes evidence of such loss, destruction or wrongful taking satisfactory to the Corporation, in the reasonable exercise of its discretion. The Board may authorize such officer or agent as it may designate to determine the sufficiency of such an indemnity bond and to determine reasonably the sufficiency of the evidence of loss, destruction or wrongful taking.

                  Section 4. Transfer Agent and Registrar. The Board may (but shall not be required to) appoint a transfer agent or agents and a registrar or registrars to transfers, and may require that all stock certificates bear the signature of such transfer agent or of such transfer agent and registrar.

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                                   ARTICLE VI
                          INDEMNIFICATION OF DIRECTORS

                  Section 1. Actions Against Directors. The Corporation shall indemnify to the fullest extent permitted by the Washington Business Corporation Act, any individual, made a party to a proceeding (as defined in the Washington Business Corporation Act) because he is or was a director, against liability (as defined in the Washington Business Corporation Act), incurred in the proceeding, if he acted in a manner he believed in good faith to be in or not opposed to the best interests of the Corporation and, in the case of any criminal proceeding, he had no reasonable cause to believe the conduct was unlawful.

                  Section 2. Advances for Expenses of Directors. The Corporation shall pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding if:

                  (a) The director furnishes the Corporation a written affirmation of his good faith belief that he has met the standard of conduct set forth in Section 1 above; and

                  (b) The director furnishes the Corporation a written undertaking, executed personally on his behalf to repay any advances if it is ultimately determined that he is not entitled to indemnification.

                  The written undertaking required by paragraph (b) above must be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make repayment.

                                   ARTICLE VII
                               AMENDMENT OF BYLAWS

                  Section 1. Amendment. These Bylaws may be altered, amended, repealed or new Bylaws adopted by the Board of Directors by the affirmative vote of a majority of all directors then holding office, but any bylaws adopted by the Board of Directors may be altered, amended, repealed or any new bylaws adopted, by the shareholders at an annual, or special meeting of shareholders, when notice of any such proposed alteration, amendment, repeal or addition shall have been given in the notice of such meeting. The shareholders may prescribe that any bylaw or bylaws adopted by them shall not be altered, amended or repealed by the Board of Directors.

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